UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Q.E.P. CO., INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

June 28, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Q.E.P. Co., Inc. (the “Company”), which will be held at the Company’s principal office, 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, on August 3, 2007, at 9:00 a.m., local time.

The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. If you decide to attend the Annual Meeting you may revoke your proxy at any time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in this proxy statement.

Your continuing interest in the business of the Company is gratefully acknowledged. We hope you will attend the meeting.

Sincerely,

/s/ LEWIS GOULD
Lewis Gould Chairman and Chief Executive Officer

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 28, 2007

The Annual Meeting of Stockholders of Q.E.P. Co., Inc. will be held at the Company’s principal office, 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, on August 3, 2007 at 9:00 a.m., local time, for the following purposes:

1.	To elect five directors to serve until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 25, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

By Order of the Board of Directors

/s/ SUSAN J. GOULD
Susan J. Gould Secretary

Boca Raton, Florida

June 28, 2007

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This proxy statement is first being sent to stockholders on or about July 6, 2007, in connection with the solicitation of proxies by the Board of Directors of Q.E.P. Co., Inc., to be voted at the Annual Meeting of Stockholders to be held on August 3, 2007, and at any adjournment thereof (the “Meeting”). The close of business on June 25, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 3,440,401 shares of $0.001 par value Common Stock (“Common Stock”), all of which are entitled to one vote per share at the Meeting.

Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors and FOR the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) voting in person at the Meeting; (ii) giving written notice of the revocation to the Secretary of the Company; or (iii) executing and delivering a proxy with a later date, provided that no revocation will be effective until written notice of the revocation is received by the Company at or prior to the Meeting.

A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. The affirmative vote of at least a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting is required to approve all matters to be voted upon at the Meeting, except for the election of directors, which shall be determined by plurality vote. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election, appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company’s Common Stock represented at the Meeting constitute a quorum. With respect to all matters to be voted upon at the meeting, abstentions will be treated as votes AGAINST and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s stock.

The executive office of the Company is located at 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487 and the telephone number is (561) 994-5550.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Meeting, five directors are to be elected to hold office until the 2008 Annual Meeting of Stockholders and until their successors have been elected and qualified. The five nominees for election as directors are Lewis Gould, Leonard Gould, Emil Vogel, David W. Kreilein, and Robert W. Muir, Jr. Each nominee is currently a member of the Board. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY’S 2008 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Nominees for Director

Nominee	Age	Position, Principal Occupation, Business Experience and Directorships	Director Since
Lewis Gould	64	Mr. Gould has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since 1979 (inception).	1979

Emil Vogel(1)(2)(3)(4)	64	Mr. Vogel has served as the President of Tarnow Associates, an executive search firm, since 1982. He has also served as a director of PubliCARD, Inc. (NASD: CARD), a smart card solutions for educational and corporate campuses company, since 2001.	1997

Leonard Gould	38	Mr. Leonard Gould has served as Senior Vice President, Retail Accounts of the Company, since 1998. He has held management positions in the Company since 1995. He received his MBA from the University of Miami in 2003. Mr. Gould is the son of Lewis Gould and Susan Gould.	1999

David W. Kreilein(2)(3)(4)	49	Mr. Kreilein is currently a Partner with Monomoy Capital Partners, a private equity firm. He joined Monomoy in 2007. Prior to this, he spent 9 months working as CFO of IGPS, a startup company in the pallet business. Prior to IGPS, Mr. Kreilein was a Vice President with Sun Capital Partners, Inc., a private equity firm, from 2001 through 2006. Prior to joining Sun Capital, Mr. Kreilein served as Chief Financial Officer for Olan Mills, Inc., a photography company, from 1999 to 2001, Chief Financial Officer of Gateway Communications Inc., a value added reseller of technology products, from April 1999 through August 1999, and Chief Financial Officer for Hamilton Sorter Company Inc., a manufacturer of office furniture, from 1993 to April 1999. Currently, Mr. Kreilein is a director of a number of private companies.	2006

Robert W. Muir, Jr. (1)(2)	58	Mr. Muir has served as Principal Partner and Chief Executive Officer of the Diamond Group, a private investment firm, since 1998. Prior to that, Mr. Muir formed an investor group to purchase Bergen Cable Technology, Inc., a mechanical cable	2006

Nominee	Age	Position, Principal Occupation, Business Experience and Directorships	Director Since
assembly manufacturer that primarily serves the automotive and aerospace industries, and served as Bergen’s Chairman and Chief Executive Officer. Mr. Muir was formerly the Chief Executive Officer of Diamond Communication Products, Inc., a leading manufacturer of poleline hardware for the telecommunications industry. Mr. Muir serves as Board Member for Matec Corporation, a holding company with interests in a variety of industries, and serves on the Board of Advisors for Gemini Investors, a private equity fund.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating Committee.
(4)	Member of the Governance Committee

Executive Officers

Executive Officer	Age	Position, Principal Occupation, Business Experience and Directorships
Stuart F. Fleischer	55	Mr. Fleischer has served as the Chief Financial Officer, Senior Vice President and Treasurer of the Company since August 2006. From October 2003 to January 2006, Mr. Fleischer served as the Chief Financial Officer of National Medical Health Card Systems, Inc., a publicly held pharmacy benefit manager. From January 2001 to September 2003, Mr. Fleischer was a partner at Tatum CFO Partners LLP. Prior to joining Tatum CFO Partners, Mr. Fleischer served as Vice President of Finance for the medical group at Henry Schein, Inc. from August 1997 to August 2000. Mr. Fleischer also served as Vice President and Chief Financial Officer of Micro Bio-Medics, Inc., a publicly held distributor of medical supplies and equipment, from March 1995 to August 1997, before Henry Schein, Inc. acquired it in August 1997. Mr. Fleischer has 12 years of public accounting experience with Price Waterhouse LLP.

James Brower	41	Mr. Brower has served as Executive Vice-President and Chief Operating Officer of the Company since October 2005. Mr. Brower served as Vice President Operations and Engineering for the Dorel Juvenile Group from March 2004 to October 2005 where he had executive responsibility for product engineering, global sourcing and purchasing activities, and global freight and logistics. From April 2001 to March 2004, Mr. Brower served as Vice President of Supply Chain for Applica Consumer Products, Inc. with responsibilities including global sourcing and purchasing activities and logistics. Prior to his employment with Applica, Mr. Brower served as Vice President of Global Logistics for Remington Consumer Products, LLC.

Richard A. Brooke	59	Mr. Brooke has served as Senior Vice President of the Company since January 2006. Mr. Brooke was an independent management consultant providing strategic and financial planning, restructuring and technology solution services from 1989 to 2006. Prior to 1989, Mr. Brooke was the chief financial officer of Sahlen & Associates, Inc., a leading U.S. provider of security services; chief financial officer of Biogen, Inc., a global biotechnology leader; and a Partner with Deloitte Haskins & Sells, a worldwide audit, tax and consulting professional services firm.

Executive Officer	Age	Position, Principal Occupation, Business Experience and Directorships
Jamie L. Clingan	44	Ms. Clingan has served as the Senior Vice President, International Marketing of the Company since July 2006. She has held management positions with the Company since 2002. Prior to 2002, Ms. Clingan served as Marketing Manager with MAPEI Corporation, a supplier of adhesives and chemicals to the construction industry.

Susan J. Gould	61	Ms. Gould has served as the Secretary of the Company since 1979 (inception). Ms. Gould is the former wife of Lewis Gould and mother of Leonard Gould.

Kenneth Weiss	41	Mr. Weiss has served as Sr. Vice-President, Commercial Sales since August 2006. He was with Magla Products, LLC from January 2004 until August 2006. He served as Vice-President of National Accounts with Magla Products, a leading manufacturer and distributor of household, work and garden gloves, beginning in September 2005 and their Director of Sales-National Accounts upon hire in January 2004. From April 2002 to January 2004, Mr. Weiss served as National Account Manager and from January 2000 to April 2004 as Account Manager for Baldwin Hardware, a division of Masco, that specializes in architectural builder’s hardware and locksets.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Overview

The Company’s compensation program is designed to attract, motivate and retain highly-qualified executives who will assist the Company in meeting its short and long-term objectives. In order to achieve this, we seek to create a link between the executives’ compensation and our annual and long-term financial performance; to align the executives’ interests with those of our stockholders through performance-based incentive compensation that present an opportunity for financial reward to the executives; and to provide executives with total compensation opportunities at levels that are competitive for comparable positions at comparable companies.

How We Determine and Assess our Executive Compensation

The Company’s Board of Directors is responsible for approving the compensation of (i) the Company’s principal executive officer; (ii) all individuals serving as the Company’s principal financial officer during the last completed year; (iii) the Company’s three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of the last completed fiscal year (the “Named Executive Officers”), and (iv) certain other executive officers. The Compensation Committee of our Board of Directors (the “Compensation Committee”) has been delegated authority to discharge these responsibilities. Information about the Committee and its composition, responsibilities and operations can be found in this proxy statement, under the caption “Compensation Committee.”

The Company endeavors to determine and assess executive compensation by taking into consideration market data based on the compensation levels, programs and practices of certain other companies for comparable positions, and company and individual performance in specified areas, such as financial and operational.

Elements of our Compensation Program

Our executive compensation program has the following elements: base salary, annual incentive awards, and long-term incentive opportunities, which comprise an executive’s total direct compensation in a given fiscal year. The program is complemented with other executive benefits, including 401(k) matching contributions and, in some cases, severance benefits.

Base Salary

Base salary for the Company’s executive officers is determined based on their skills, experience and contributions of the position to the Company’s success overall. Base salary is the fixed component of the executives’ total direct compensation. The Committee reviews the base salaries of our executive officers annually and whenever an executive is promoted. Mr. Lewis Gould, after taking into account the performance areas noted above, makes salary recommendations to the Committee with respect to executive officers other than himself.

Annual Incentives

Annual incentive awards provide a link between executive compensation and the Company’s annual performance. Unlike base salary, which is fixed, the Company’s executives’ annual bonus is at risk based on how well the Company and its executives perform.

The Committee has approved an executive bonus plan that targets an executive receiving 40% of base salary, 70% in the case of Lewis Gould, when outstanding performance is achieved as measured by certain key performance indicators. The bonus plan is based on an assessment of the overall Company and divisional performance as compared to earnings per share (“EPS”), earning before, interest, taxes, depreciation and amortization (“EBITDA”) and inventory turn targets established by the Committee and the Board of Directors. For the fiscal 2007 performance year, the Company did not meet the minimum performance goals established by the Board of Directors. Therefore, with the exception of Stuart Fleischer who was guaranteed a bonus of $45,000, pursuant to the terms of his employment agreement, no Named Executive Officer received a performance bonus for fiscal 2007.

The Company’s incentive plan does not provide for a minimum or threshold amount of incentive compensation. The maximum incentive award is based on the full achievement of the Company’s financial and operational plans, and also represents the targeted incentive award. The achievement of the maximum award requires superior performance by the Company’s executives, both individually and collectively. However, by achieving various combinations of the bonus plan targets through good performance, the executives could be awarded some amount of bonus that is less than the targeted incentive compensation.

Long-Term Incentives

In addition to the Company’s bonus plan, the Committee made certain awards of stock appreciation rights (“SARS”) during fiscal 2007 to certain employees, including executive and non-executive positions. The SARS program is designed to reward and assist the Company with the retention of its executives, including the Named Executive Officers. These awards, which have a three year term and cliff vest after three years, encourage the Company’s executives and other employees to work toward achieving the Company’s long-term strategic objectives aimed at increasing stockholder value.

Perquisites and Other Executive Benefits

Certain of the Company’s executives receive other perquisites and executive benefits as a part of their total compensation. The Company offers executive officers defined contribution matching benefits, health benefits and life and disability insurance coverage benefits. Individually and in total, the Company believes that the other benefits it provides to its Named Executive Officers are appropriate and reasonable.

Severance Pay Arrangements

The Company’s employees, including our Named Executive Officers, other than Mr. Lewis Gould, James Brower and Stuart Fleischer, are employees at-will and do not have employment contracts with us. The at-will employment status of the Company’s employees provides flexibility to remove employees when appropriate under the circumstances. However, in order to retain and attract highly-qualified executives who may otherwise desire the protection of a long-term employment contract, certain executives have severance arrangements, which provide a specified number of weeks of severance pay, subject to the reason for termination of employment.

Accounting and Other Considerations

Accounting Considerations

With the adoption of FAS 123R, the Company does not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Equity Grant Practices

The Company has not timed and will not time the grant of equity awards to coincide with, precede or follow the release of material non-public information.

Proposed Changes for 2007

The Company continues to monitor the regulatory developments under Internal Revenue Code Section 409A, which was enacted as part of the American Jobs Creation Act of 2004. Section 409A imposes substantial limitations and conditions on nonqualified deferred compensation plans, including certain types of equity compensation and separation pay arrangements. We intend to amend our compensation arrangements, if necessary, in order to ensure their full compliance with Section 409A before the current transition period expires on December 31, 2007.

Summary Compensation Table

The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal year ended February 28, 2007 for the Named Executive Officers:

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Lewis Gould, Chairman and Chief Executive Officer	2007	515,865	—		4,410	—		—	8,594	30,187	559,056

Stuart Fleischer Chief Financial Officer	2007	166,154	45,000	(4)	—	29,264	(3)	—	—	14,691	255,109

Randall Paulfus(5) Interim Chief Financial Officer	2007	156,000	—		—	—		—	—	5,000	161,000

James Brower, Chief Operating Officer	2007	234,077	—		5,455	—		—	1,012	23,462	264,006

Leonard Gould, Senior Vice President— National Accounts	2007	220,663			3,728	—		—	—	26,947	251,338

Richard Brooke, Senior Vice President	2007	186,538	—		—	—		—	—	8,789	195,327

(1)	The amounts set forth in stock awards and option awards represent the aggregate amount recognized for financial statement reporting purposes for the Named Executive Officers in fiscal 2007. This is computed in accordance with the Statement of Financial Accounting Standard (“SFAS”) No. 123, as amended by SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), based on the assumptions set forth in Note P of the Company’s consolidated financial statements as filed with the Securities and Exchange Commission on Form 10-K on May 29, 2007. There were no equity award forfeitures by the Named Executive Officers in fiscal 2007.
(2)	The amounts include the earnings on the contributions to the Company’s Executive Deferred Compensation Plan. Named Executive Officers may elect to defer a portion of their annual base salary and incentive cash bonus. The Company directs the Trustees to invest these funds which are held in an irrevocable Rabbi Trust. The participants in the plan must make a election regarding the payment of their deferred contributions based on the stipulations of the plan.
(3)	The amounts include $12,187, $9,441, $5,000, $17,462, $17,647 and $8,789 for Messrs. Lewis Gould, Fleischer, Paulfus, Brower, Leonard Gould and Brooke, respectively, representing the Company’s contribution under its 401(k) and profit sharing plan and Company payment for life and health insurance benefits during fiscal 2007. In addition, an automobile allowance is included in the amount of $18,000 for Lewis Gould, $5,250 for Stuart Fleischer, $6,000 for James Brower and $9,300 for Leonard Gould.
(4)	On August 1, 2006, upon commencement of his employment with the Company, Stuart Fleischer was issued 50,000, 10 year stock options that vest over three years. Additionally, Mr. Fleischer’s guaranteed bonus of $45,000 for fiscal 2007 was paid in June 2007.
(5)	On August 20, 2006, the Company terminated the services of Mr. Randall Paulfus, who had been serving as the Company’s Interim Chief Financial Officer since January 2006 pursuant to an agreement between the Company, Mr. Paulfus and Tatum LLC, an executive services and consulting firm of which Mr. Paulfus was a Partner.

Fiscal 2007 Grants of Plan Based Awards

The following table sets forth certain information relating to the cash amounts that could have been received under the 2007 bonus plan and the SARS/options granted to the Named Executive Officers pursuant to the Company’s Omnibus Stock Plan of 1996 in the fiscal year ended February 28, 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Lewis Gould	7/20/06	—	360,000	360,000	—	10,000	10,000	10,000	—	7.05	19,390
Stuart Fleischer	8/2/06	—	120,000	120,000	—	10,000	10,000	—	50,000	7.85	150,500
Randall Paulfus	—	—	—	—	—	—	—	—	—	—	—
James Brower	7/20/06	—	95,000	95,000	—	10,000	10,000	10,000	—	7.05	19,390
Leonard Gould	7/20/06	—	88,000	88,000	—	10,000	10,000	10,000	—	7.05	19,390
Richard Brooke	—	—	62,000	62,000	—	—	—	—	—	—	—

(1)	With the exception of Stuart Fleischer, no Named Executive Officer received a non-equity incentive plan award for fiscal 2007. Mr. Fleischer received a bonus of $45,000, which was guaranteed under the terms of his employment contract.
(2)	Granted under the Company’s Omnibus Stock Plan of 1996. As part of his employment contract, Mr. Fleischer received 50,000, 10 year stock options that vest over three years. All other stock awards are SARS that have a three year term and cliff vest after three years.

Fiscal 2007 Outstanding Equity Awards

With the exception of Lewis Gould, no Named Executive Officer exercised stock options/SARS in the fiscal year ended February 28, 2007. The following table sets forth certain information with respect to the value of options and SARS/options held by the Company’s Named Executive Officers at February 28, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lewis Gould	25,000 18,750 40,000 40,000	—		—	7.20 6.40 4.00 4.13	7/17/2008 7/16/2009 7/16/2011 7/16/2011	—	—	30,000	—

Stuart Fleischer	—	50,000	(2)	—	7.85	8/02/2016	—	—	—	—

James Brower	—	—		—	—	—	—	—	22,000	—

Leonard Gould	2,500 6,250 2,500 8,750 3,000	—		—	7.20 6.40 7.25 3.87 4.45	7/17/2008 7/16/2009 8/02/2010 7/23/2011 7/12/2012	—	—	20,000	—

Richard Brooke	—	—		—	—	—	—	—	8,000	—

(1)	Stock awards are SARS that have a three year term and cliff vest after three years. Currently, all SARS are out-of-money.
(2)	On August 1, 2006, upon commencement of his employment with the Company, Stuart Fleischer was issued 50,000, 10 year stock options that vest over three years.

Fiscal 2007 Options Exercised and Stock Vested

In fiscal 2007, Mr. Lewis Gould was the only Named Executive Officer that exercised any stock option. The following table sets forth the details on the options exercised and stock vested for the fiscal year ended February 28, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Lewis Gould	10,000	16,100	—	—
Stuart Fleischer	—	—	—	—
Randall Paulfus	—	—	—	—
James Brower	—	—	—	—
Leonard Gould	—	—	—	—
Richard Brooke	—	—	—	—

401(k) Plan

Effective March 1, 1995, the Company merged, amended and restated its prior defined contribution profit sharing plan and its prior 401(k) plan into a revised plan (the “401(k) Plan”) to provide retirement income to employees of the Company. The prior plans were, and the 401(k) Plan is intended to remain, qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 21 and have completed three months of service. It is funded each year by the following contributions: (i) voluntary pre-tax (“salary reduction”) contributions from employees up to a maximum dollar limit set by law, (ii) discretionary matching contributions by the Company equal to a percentage of the amount of the employee’s salary reduction contribution, which percentage is to be determined each calendar year by the Company (and may be zero), and (iii) a profit sharing contribution, the amount of which, if any, is determined by the Company in its sole discretion. Upon leaving the Company, each participant is 100% vested with respect to the participant’s contributions and is vested based on years of service with respect to the Company’s matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment upon the participant’s retirement, termination of employment, death or disability.

On December 27, 2004, the Company adopted the QEP Executive Deferred Compensation Plan (the “Deferred Plan”) effective December 15, 2004. The purpose of the Deferred Plan is to provide participants with an opportunity to defer receipt of a portion of their salary, bonus, and other specified cash compensation. Participation in the Deferred Plan is limited to employees who are part of a select group of management or highly compensated employees of the Company. The Company also entered into a Trust under the QEP Executive Deferred Compensation Plan (the “Trust”) with Reliance Trust Company as the trustee. The Trust will be a “rabbi trust” and will be used to set aside the amounts of deferred compensation allocated to the participants in the Plan and the earnings from the investment of such amounts.

Employment Agreements

Effective May 12, 2003, the Company entered into an employment agreement with Lewis Gould. The agreement provides that Mr. Gould shall devote his full business time to the Company, may be terminated by the Company for “cause” (as defined in the agreement) and will receive an annual base salary of $456,750 subject to adjustment for cost of living increases and other factors. The agreement provides that Mr. Gould may receive stock options and an annual bonus at the discretion of the Board of Directors. He will also receive lump sum compensation equal to 2.9 times his annual salary and bonus, and all insurance and other benefits for the longer of the term of the agreement or three years in the event of his termination following a non-negotiated change in control of the Company. The agreement also provides Mr. Gould with an automobile allowance. The agreement is for a five-year term and is subject to successive one-year renewals thereafter.

Effective October 10, 2005, the Company entered into an employment arrangement with James Brower. Pursuant to the terms of his employment, Mr. Brower will receive a starting salary of $230,000 per year and will be eligible to receive an annual bonus of up to forty percent of his current base salary. For the first year, Mr. Brower received a bonus of $25,000 and an award of 12,000 SARS that vest over a three year period. Mr. Brower will also receive three months of his then current base salary in the event he is terminated by the Company without cause or as the result of a change in the Company’s ownership.

Effective July 14, 2006, the Company entered into an employment agreement with Stuart Fleischer. The agreement provides that Mr. Fleischer may be terminated by the Company immediately for “cause” (as defined in the agreement), and may be terminated by the Company for any reason with 30 days notice. Mr. Fleischer’s starting salary is $300,000 per year, which may be increased from time to time in the sole discretion of the Company’s Board of Directors. Pursuant to the terms of his agreement, he is eligible to receive an annual bonus, at the discretion of the Company’s Board of Directors, of up to forty percent of his current base salary, and received a guaranteed bonus of $45,000 bonus for the fiscal year ending February 28, 2007. Mr. Fleischer was granted an option to purchase 50,000 shares of the Company’s common stock at the fair market value on the date of the grant, which options vest over a three year period. In the event that Mr. Fleischer’s employment is terminated by the Company without “cause” (as defined in the agreement) or by him for “good reason” (as defined in the agreement), he shall receive six months compensation based on his then current base salary. In the event his employment is terminated by the Company for cause, all unvested stock options shall expire immediately upon the earlier of the occurrence of such event or the last day of employment. In the event that employment is terminated without cause or with good reason within six months of a change of control (as defined in the agreement), Mr. Fleischer shall receive one year’s compensation of his then current base salary. All unvested stock options previously awarded shall fully vest upon a change of control.

BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

During the fiscal year ended February 28, 2007, the Company’s Board of Directors held four meetings. Each of the Company’s directors attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member that were held during fiscal year 2007. In addition to attending meetings, directors discharge their responsibilities through review of Company reports to directors, correspondence, and telephone conferences with the Company’s executive officers, employees and others regarding matters of interest to the Company. The Board of Directors determined that Emil Vogel, David W. Kreilein, Robert W. Muir, Jr. and Laura M. Holm are independent directors as defined by Nasdaq listing requirements. The Board of Directors has standing audit, compensation, nominating and governance committees.

Audit Committee

The Audit Committee currently consists of Emil Vogel, David W. Kreilein and Robert W. Muir, Jr., each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. In accordance with the applicable Nasdaq rules, all Audit Committee members are able to read and understand financial statements. The Board of Directors has determined that David W. Kreilein, Chairman of the Audit Committee, is an audit committee financial expert as defined in the rules and regulations of the Securities Exchange Commission (“SEC”). The Audit Committee does have a written charter and a copy of such charter is available to stockholders on the Company’s website, www.qep.com. Pursuant to the revised Audit Committee charter adopted in October 2002, as amended in May 2004, the duties of the Audit Committee are, among others, to select, retain, and evaluate the Company’s independent registered public accounting firm, to review and approve in advance all related party transactions, to meet with the Company’s independent registered public accounting firm to review the scope of audit procedures employed by the Company’s independent registered public accounting firm, to review and approve the audit reports rendered by the Company’s independent registered public accounting firm, to review and discuss all factors and relationships affecting the independence of the independent registered public accounting firm and to approve the audit fee and all permissible non-audit services performed by the independent registered public accounting firm. During fiscal 2007, the Audit Committee met four times, and the Chairman of the Audit Committee held several meetings with management and the Company’s independent registered public accounting firm.

Management is responsible for the Company’s financial reporting process and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes, not to conduct auditing or accounting reviews and procedures. Members of the Audit Committee are not required to be accountants or auditors by profession. The Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America.

Audit Committee Report

In fulfilling its oversight responsibilities during fiscal 2007, the Audit Committee reviewed the financial statements included in the Company’s quarterly filings with the SEC on Form 10-Q and the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the footnote disclosures contained in, or used in the compilation of, the financial statements of the Company.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit and the quality of the financial reporting practices of the Company. The Audit Committee also reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters required to be discussed under general auditing standards, including Statement on Auditing Standards No. 61. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and has received the written disclosures and the letter from the independent registered public accounting firm as required by the Independence Standards Board, Standard No. 1.

In reliance on the reviews and discussions referred to above and when considering whether the level of non-audit services provided by Grant Thornton LLP is consistent with the maintenance of its independence, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007 for filing with the SEC. The Board of Directors of the Company has approved such recommendation.

The foregoing has been furnished by the Audit Committee:

David W. Kreilein, Chairman

Emil Vogel

Robert W. Muir, Jr.

This section is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation of Independent Certified Public Accountants

The Company incurred the following fees, including expenses billed to the Company, for the fiscal years ended February 28, 2007 and February 28, 2006 by Grant Thornton LLP, the Company’s independent accounting firm:

Audit Fees(1) Fees for the fiscal 2007 and fiscal 2006 audit and the reviews of the Company’s annual financial statements and interim financial statements included in Forms 10-Q were approximately $586,857 and $568,880, respectively.

Audit Related Fees(2) Fees for the fiscal 2007 and fiscal 2006 audit of the Company’s 401(K) Plan were approximately $0 and $17,850, respectively.

Tax Fees(3) Fees for the fiscal 2007 and fiscal 2006 tax return preparation, and in fiscal 2007, review and consultation in connection with an Internal Revenue Service examination for the Company’s fiscal 2005 tax return were $142,961 and $42,328, respectively.

All Other Fees(4) No other services were rendered by Grant Thornton LLP for fiscal 2007 and fiscal 2006.

The Audit Committee has not adopted a pre-approval policy and considers and approves services provided by Grant Thornton LLP on a case by case basis. All fees during fiscal 2007 for audit and non-audit services were approved by the Company’s Audit Committee.

(1)	Audit Fees consist of the audit of the financial statements, quarterly review services, local statutory audits of international subsidiaries, and consents relating to SEC filings. Included in the 2006 audit fees is approximately $117,000 of additional 2006 audit fees that were not billed until after the 2006 proxy filing and have now been included in that years balance. Included in 2007 audit fees is approximately $50,000 relating to work done in connection with the Company’s SEC comment letters and amended filings.

(2)	Audit Related Services consisted of due diligence and audits of employee benefit plans.
(3)	Tax Fees consisted of tax compliance services and tax advice including services.
(4)	Includes other fees.

Compensation Committee

The Compensation Committee currently consists of Emil Vogel, Robert W. Muir, Jr. and Laura M. Holm, each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. The Compensation Committee does have a written charter and a current copy of such charter is available to stockholders on the Company’s website, www.qep.com. The purpose of the Compensation Committee is to determine and recommend to the Board of Directors both base salary levels and bonuses for the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee also reviews and makes recommendations with respect to the Company’s existing and proposed compensation plans, and administers grants and awards to employees under the Company’s Omnibus Stock Plan of 1996, as amended. During fiscal 2007, the Compensation Committee met once to determine the salary and discuss the bonuses of the Company’s executive officers. See “Board Compensation Committee Report on Executive Compensation.”

Compensation of Directors

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation($)	Total($)
Emil Vogel	34,000	—	51,969	—	—	—	85,969
David Kreilein	22,600	—	7,554	—	—	—	30,154
Laura Holm	18,600	—	7,554	—	—	—	26,154
Robert Muir, Jr.	19,600	—	7,554	—	—	—	27,154

During fiscal 2007, each non-employee director was paid a retainer fee of $12,000 each, and $1,200 for attendance at each meeting of the Board of Directors, $2,000 for attendance at each Audit Committee meeting, $1,500 for attendance at each Compensation Committee meeting and $3,000 for attendance at each Governance Committee meeting. In addition, all non-employee directors are granted 15,000 stock options annually on the date of the Annual Meeting of Stockholders. Although the directors have the option to receive their fees in cash or an amount of shares of Company common stock based on the fair value of such stock on the date of each meeting, during fiscal 2007, the directors received only cash. The directors are also reimbursed for reasonable travel or other out-of-pocket expenses incurred in connection with attending such meetings. No employee of the Company, including Lewis Gould and Leonard Gould, received any additional compensation for his service as a director.

Compensation Committee Report

The Compensation Committee of our Board of Directors (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review and discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

The Compensation Committee

Emil Vogel

Robert W. Muir, Jr.

Laura Holm

June 25, 2007

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended February 28, 2007, Emil Vogel, Robert Muir, Jr. and Laura Holm served as members of the Compensation Committee. None of the members of the Compensation Committee served as an officer or employee of ours or any of our subsidiaries during the fiscal year ended February 28, 2007, or ever. There were no transactions between us and any of the members of the Compensation Committee during the fiscal year ended February 28, 2007.

Nominating Committee

The Nominating Committee consists of Emil Vogel, David W. Kreilein and Laura M. Holm, each of whom is a non-employee director of the Company and each of whom is independent under Nasdaq listing standards. The Nominating Committee does have a written charter and a current copy of such charter is available to stockholders on the Company’s website, www.qep.com. The Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders. Because of the historical small turnover of the Company’s directors, the Company addresses the need to retain members and fill vacancies after discussion among current members of the Nominating Committee, the Board of Directors and the Company’s management. Stockholders may nominate director candidates by complying with certain specific procedural and informational requirements set forth in the Company’s Bylaws. The Nominating Committee employs general guidelines rather than adhering to strict requirements in selecting director candidates. In accordance with such guidelines the Nominating Committee gives consideration to prospective nominees who, among other things will bring to the Board of Directors a variety of experiences and backgrounds; will help to form a central core of business executives with substantial senior management experience, financial expertise, and such other skills that would enhance the Board of Directors’ effectiveness; and will represent the balanced, best interests of the Company’s stockholders as a whole and the interests of the Company’s other stakeholders, including customers, employees, and vendors. Furthermore, to the extent possible and appropriate, the Nominating Committee aspires to confirm that each prospective nominee is an individual of high character and integrity who has the ability to work well with others; possesses substantial and significant experience which would be of value to the Company in the performance of the duties of a director; and has sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

Governance Committee

The Governance Committee currently consists of Emil Vogel, David W. Kreilein and Laura M. Holm. The Governance Committee has a written charter. The purpose of the Governance Committee is to develop, implement, and oversee procedures for evaluating the Company’s Board of Directors, the various committees of the Board of Directors, and the Company’s Chief Executive Officer, and to provide analysis and advice to the Company regarding its policies, procedures, long-term planning and strategic goals. The Governance Committee met two times during fiscal 2007.

Communication With the Board of Directors and Director Attendance at Annual Meetings

Directors are expected to fulfill their fiduciary duties to the Company’s stockholders, including preparing for and attending meetings of the Board of Directors and the committees of which the directors are a member. The Company does not have a formal policy regarding director attendance at annual meetings. Nevertheless, directors are encouraged to attend. All members of the Company’s Board of Directors attended the 2006 Annual Meeting.

Stockholders may communicate with the Board of Directors by writing to the Board of Directors c/o Chairman of the Board of the Company, (or at the stockholder’s option, care of a specific director), at 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487. The Company will ensure that all communications to the Board of Directors or any particular director (properly marked and addressed as set forth above) will be delivered to the Chairman of the Board of Directors or a specified director, as the case may be.

Code of Ethics

The Board of Directors adopted a Code of Ethics for senior financial officers of the Company in fiscal 2004. It applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, and to each of the finance directors of the Company’s subsidiaries. The Code of Ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure in periodic reports, and compliance with laws and regulations by the Company’s senior officers who have financial responsibilities. A copy of the Code of Ethics was filed with the Company’s Annual Report on Form 10-K for the fiscal year ending February 29, 2004, filed with the SEC on May 27, 2004. The Company will provide a copy of the policy in print without charge to any stockholder who makes a written request to: Corporate Secretary, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.

Certain Relationships and Related Transactions

Susan Gould, former wife of Lewis Gould and beneficial owner of 11.6% of the Company’s common stock, was paid for her services as the Company’s Secretary during fiscal 2007. Lauraleigh Gould, who is the wife of Leonard Gould and the daughter-in-law of Lewis and Susan Gould, was employed as a financial systems analyst during fiscal 2007. Joe Santinello, the Company’s Vice President, Retail Marketing, is the brother of Lauraleigh Gould and the brother-in-law of Leonard Gould. During fiscal 2007, none of these individuals received an annual salary in excess of $90,000.

Beginning in fiscal 1999 and continuing during fiscal 2007, the Company repurchased shares of its outstanding Common Stock from an individual related to the Chief Executive Officer having a value of approximately $0.8 million pursuant to a Board resolution to purchase, from time to time, up to 1,000 shares of Common Stock per month at a price per share equal to $.50 less than the closing price of the Common Stock on the date of repurchase. This individual is not obligated to sell any shares of Common Stock to the Company. As of February 28, 2007, this individual has sold a total of 114,000 shares to the Company. The Company has recorded an amount payable to this individual at the end of 2007 of less than $0.1 million.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Any material financial transaction with one of our officers or directors or their immediate family members would need to be approved by our Audit Committee prior to us entering into such transaction. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, if any.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to the Company’s Common Stock beneficially owned on June 25, 2006 by (i) each director and director nominee, (ii) each Named Executive Officer, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock outstanding. Beneficial ownership means sole or shared voting power or investment power with respect to a security. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. The calculation of the percentage of outstanding shares is based on 3,440,401 shares outstanding as of June 25, 2007.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Lewis Gould(2)	1,735,772	48.7%
Susan J. Gould(3)	399,940	11.6%
Private Management Group, Inc.(4) 20 Corporate Park, Suite 400, Irvine, CA 92606	344,096	10.0%
Leonard Gould(5)	33,600	1.0%
Emil Vogel(6)	53,000	1.5%
Laura M. Holm(7)	5,000	*
David L. Kreilein(7)	5,000	*
Robert W. Muir, Jr.(7)	5,000	*
Stuart Fleischer(8)	16,667	*
Randall Paulfus	0	*
James Brower	0	*
Richard Brooke	0	*
All directors and executive officers as a group (10 persons)(9)	1,879,827	50.9%

*	Less than 1%.
(1)	Unless otherwise specified, the address of each person in this table is c/o Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.
(2)	Includes 384,152 shares of Common Stock held by Mr. Gould as Trustee of a voting trust for the benefit of Susan J. Gould. Mr. Gould has the right to vote such shares until March 15, 2012 pursuant to the terms of a voting trust agreement and a right of first refusal to acquire any shares of Common Stock subject to the voting trust at a price equal to the then prevailing market price of the Common Stock. Includes 83,750 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996. Includes options for 40,000 shares that may be acquired within 60 days through the exercise of stock options granted in July 2001 outside of the Company’s Omnibus Stock Plan of 1996.
(3)	Includes 384,152 shares of Common Stock held by Mr. Lewis Gould as trustee of a voting trust for the benefit of Susan J. Gould. Mr. Gould has the right to vote such shares until March 15, 2012 pursuant to the terms of a voting trust agreement and has a right of first refusal to acquire any shares of Common Stock subject to the voting trust at a price equal to the then prevailing market price of the Common Stock. Includes 3,750 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996. In May 1998, the Board of Directors authorized the Company to repurchase from Ms. Gould, from time to time, up to 1,000 shares of Common Stock per month at a price per share equal to $.50 less than the closing price of the Common Stock on the date of repurchase. Ms. Gould is not obligated to sell any shares of Common Stock to the Company. As of June 15, 2007, Ms. Gould has sold a total of 114,000 shares to the Company.
(4)	As reported in the most recent Schedule 13F filed by the respective company.
(5)	Includes 7,100 shares held as custodian for Mr. Leonard Gould’s children and 23,000 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.

(6)	In the case of Mr. Vogel the amount includes 53,000 shares that may be acquired within 60 days through the exercise of the stock options granted under the Company’s Omnibus Stock Plan of 1996.
(7)	In the case of Messrs. Kreilein and Muir and Ms. Holm, the amount includes 5,000 shares each that may be acquired within 60 days through the exercise of the stock options granted under the Company’s Omnibus Stock Plan of 1996.
(8)	Includes 16,667 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.
(9)	Includes 235,167 shares that may be acquired within 60 days through the exercise of stock options granted under the Company’s Omnibus Stock Plan of 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of the outstanding common stock of the Company (“Ten Percent Owners”) to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company’s directors, executive officers and Ten Percent Owners are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports received by it, the Company believes that during the fiscal year ended February 28, 2007, its directors, executive officers and Ten Percent Owners complied with all applicable Section 16(e) filing requirements except that: Mr. Lewis Gould filed two late reports on Form 4 covering two transactions. He reported a July 20, 2006 acquisition of stock appreciation rights on August 4, 2006, and reported a January 22, 2007 exercise of options on shares of the Company’s common stock on January 31, 2007. Mr. Leonard Gould filed one late report on Form 4 covering one transaction. He reported a July 20, 2006 acquisition of stock appreciation rights on August 8, 2006.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Company’s Audit Committee has appointed Grant Thornton LLP, Miami, Florida, as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending February 29, 2008. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent registered public accounting firm on accounting or financial disclosure issues. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Company will select another independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING FEBRUARY 28, 2008.

Annual Report

The Company’s Annual Report to Stockholders, including financial statements for the year ended February 28, 2007, is being distributed to all stockholders of the Company together with this proxy statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K filed with the SEC (including financial statements and schedules thereto) for the fiscal year ended February 28, 2007, without charge. Please direct written requests to: Corporate Secretary, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487.

Proposals of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders of the Company may present proper proposals for inclusion in the Company’s Proxy Statement and form of proxy for consideration at the next annual meeting by submitting their proposals to the Company in a timely matter. Any stockholder of the Company who wishes to submit a proposal for inclusion in the Proxy Statement and form of proxy for action at the Year 2008 Annual Meeting of Stockholders of the Company must comply with the Company’s Bylaws and the rules and regulations of the SEC then in effect. Such proposal must be mailed to the Company at its principal executive offices, Q.E.P. Co., Inc., 1001 Broken Sound Parkway, Suite A, Boca Raton, Florida 33487, Attn: Corporate Secretary, and must be received by the Company by February 29, 2008. In any event, any such proposal will be considered untimely for purposes of Exchange Act Rule 14a-5(e)(2), and any proxy granted with respect to the 2007 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to such proposal, if notice of such proposal is not received by the Company before May 14, 2008.

Q.E.P. CO., INC.

1001 Broken Sound Parkway

Suite A

Boca Raton, Florida 33487

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE 2007 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS.

The undersigned hereby appoints Lewis Gould and Stuart Fleischer, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Q.E.P. Co., Inc. held of record by the undersigned at the close of business on June 25, 2007, at the annual meeting of stockholders to be held on August 3, 2007 or any adjournment thereof.

1.	ELECTION OF DIRECTORS

☐  FOR all nominees listed below                                ☐  WITHHOLD AUTHORITY

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)

LEWIS GOULD	LEONARD GOULD	EMIL VOGEL
DAVID W. KREILEIN	ROBERT W. MUIR, JR.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2008.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATED: 2007

Signature

Signature if held jointly

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE